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                                                                  Exhibit (j)(1)


                               CONSENT OF COUNSEL


         We hereby consent to the use of our name and to the references to our firm under the caption "Legal Counsel" included in or made a part of the Post-Effective Amendment No. 33 to the Registration Statement of AmSouth Funds on Form N-1A under the Securities Act of 1933, as amended.


                                                     /s/ Ropes & Gray

                                                     ROPES & GRAY


Washington, D.C.
December 1, 2000
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                       CONSENT OF INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Accountants" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment No. 34 to the Registration Statement on Form N-1A (No. 33-21660) of AmSouth Funds and to the use of our report dated September 25, 2000, incorporated by reference therein.



                                                /s/ ERNST & YOUNG LLP




Columbus, Ohio
November 27, 2000